MYECHECK, INC.

2009 EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSES

The purposes of this MyECheck, Inc., 2009 Equity Incentive Plan (the “Plan”) are to encourage selected employees, directors and consultants of MyEcheck, Inc., together with any successor thereto (the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)           “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Board or the Committee.

(b)           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c)           “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d)           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)           “Consultant” shall mean a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor. Service as a consultant shall be considered employment for all purposes of the Plan, except for purposes of satisfying the requirements of Incentive Stock Options.

(f)           “Committee” shall mean a committee of not fewer than two members, each of whom is a member of the Board and all of whom are disinterested persons, as contemplated by Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and each of whom is an outside director for purposes of Section 162(m) of the Code, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan.

(g)           “Dividend Equivalent” shall mean any right granted under Section 6 (e) of the Plan.

(h)           “Employee” shall mean any employee of the Company or of any Affiliate.

(i)           “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other Securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board or the Committee.

(j)           “Incentive Stock Option” shall mean an option granted under Section 6 (a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(k)           “Non-Qualified Stock Option” shall mean an option granted under Section 6 (a) of the Plan that is not intended to be an Incentive Stock Option.

(l)           “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(m)           “Other Stock-Based Award” shall mean any right granted under Section 6 (f) of the Plan.

(n)           “Participant” shall mean any person that renders bona fide services to the Company (including, without limitation, the following: a person employed by the Company or an Affiliate in a key capacity; an officer or director of the Company; a person engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm) who receives an Award under the Plan.

(o)           “Performance Award” shall mean any right granted under Section 6 (d) of the Plan.

(p)           “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(q)            “Released Securities” shall mean shares of Restricted Stock as to which all restrictions imposed by the Board or the Committee have expired, lapsed, or been waived.

(r)           “Restricted Stock” shall mean any Share granted under Section 6 (c) of the Plan.

(s)           “Restricted Stock Unit” shall mean any right granted under Section 6 (c) of the Plan that is denominated in Shares.

(t)           “Shares” shall mean the shares of common stock of the Company, $.001 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4 (b) of the Plan.

(u)           “Stock Appreciation Right” shall mean any right granted under Section 6 (b) of the Plan.

ARTICLE III

ADMINISTRATION

(a)           The Plan shall be administered by the Board; provided, however, that the Board may delegate such administration to the Committee.

(b)           Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to

(i)           determine the type or types of Awards to be granted to each Participant under the Plan;

(ii)           determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iii)           determine the terms and conditions of any award;

(iv)           determine the time or times when each Award shall become exercisable and the duration of the exercise period;

(v)           determine whether, to what extent, and under what circumstances Awards may be settled in or exercised for cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)           determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred eitherautomatically or at the election of the holder thereof or of the Board or the Committee;

(vii)           construe and interpret the Plan;

(viii)           promulgate, amend, and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Award;

(ix)           consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates;

(x)           determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan; and

(xi)    make all other determinations necessary or advisable for the Plan’s administration.

(c)           The Board and the Committee’s interpretation and construction of any provisions of the Plan or of any Award shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

(d)           In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162 (m) of the Code, once the Award is made, neither the Board nor Committee shall have discretion to increase the amount of compensation payable under the Award that would otherwise be due upon attainment of the performance goal.

ARTICLE IV

SHARES AVAILABLE FOR AWARDS

(a)           Shares Available.

Subject to adjustment as provided in Section 4 (b) :

(i)           Calculation of Number of Shares Available:

The number of Shares available for granting Awards under the Plan shall be:

(A)   10,000,000.

(ii)           Accounting for Awards.

For purposes of this Article IV,

(A)           if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

(B)           Dividend Equivalents and Awards not denominated in Shares shall not be counted against the aggregate number of Shares available for granting Awards under the Plan.

(iii)           Sources of Shares Deliverable under Awards.

Any shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Treasury Shares.

(b)           Adjustments.

In the event that the Board or the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, purchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board or the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board or the Committee shall, in such manner as it may deem equitable, adjust any or all of

(i)           the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards;

(ii)           the number and type of Shares (or other securities or property) subject to outstanding Awards; and

(iii)           the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto, and; further, provided, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

SECTION V

ELIGIBILITY

Any Employee, Director or Consultant shall be eligible to receive Awards under the Plan. Any Awards granted to members of the Committee shall be approved by the Board of Directors of the Company.

SECTION VI

AWARDS

(a)   Options.

The Board and the Committee are hereby authorized to grant Options with the following terms and conditions and with such additional terms and conditions, in either  case not inconsistent with the provisions of the Plan, as the Board or the Committee shall determine:

(i)   Exercise Price.

The exercise price per Share of each Option shall be determined by the Board or the Committee; provided, however, that such exercise price per Share under any Incentive Stock Option shall not be less than 100% (110% in the case of a “10-percent shareholder” as such term is used in Section 422(c)(5) of the Code) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

(ii)   Option Term.

The term of each Option shall be fixed by the Board or the Committee, provided that no Incentive Stock Option shall have a term greater than 10 years (5 years in the case of a “10-percent shareholder,” as such term is used in Section 422(c)(5) of the Code).

(iii)   Time and Method of Exercise.

The Board or the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)   Incentive Stock Options.

The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b)   Stock Appreciation Rights.

The Board and the Committee are hereby authorized to grant Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise or, if the Board or the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (2) the grant price of the right as specified by the Board or the Committee. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Board or the Committee. The Board and the Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)           Restricted Stock and Restricted Stock Units.

(i)   Issuance.

The Board and the Committee are hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units.

(ii)   Restrictions.

Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Board or the Committee may impose (including, without limitation, any limitation on the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board or the Committee may deem appropriate.

(iii)   Registration.

Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board or the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)   Forfeiture.

Except as otherwise determined by the Board or the Committee, upon termination of employment (as determined under criteria established by the Board or the Committee) for any reason, the Company may require that all Shares, securities or other rights granted under this Plan shall be forfeited and reacquired by the Company; provided, however, that the Board or the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to any Option.

(d)   Performance Awards.

The Board and the Committee are hereby authorized to grant Performance Awards. Subject to the terms of the Plan, a Performance Award granted under the Plan (1) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (2) shall confer on the holder thereof rights valued as determined by the Board or the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Board or the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Board or the Committee. The goals established by the Board or the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total shareholder return, net operating income, cash flow, revenue, economic value added, increase in Share price or cash flow return on investment, or any other measure the Board or the Committee deems appropriate. Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

(e)   Dividend Equivalents.

The Board and the Committee are hereby authorized to grant Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Board or the Committee, and the Board and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Board or the Committee shall determine.

(f)   Other Stock-Based Awards.

The Board and the Committee are hereby authorized to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Board or the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan, the Board or the Committee shall determine the terms and conditions of such Awards.

(g)   General.

(i)   No Cash Consideration for Awards.

Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)   Awards May Be Granted Separately or Together.

Awards may, in the discretion of the Board or the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time or at a different time from the grant of such other Awards.

(iii)   Forms of Payment under Awards.

Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Board or the Committee shall determine, including, without limitation, cash, Shares, other securities other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Board or the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)   Limits on Transfer of Awards.

Unless otherwise permitted by the Board or Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Board or the Committee, a Participant may, in the manner established by the Board or the Committee, (1) designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant or (2) transfer any Award other than an Incentive Stock Option for bona fide estate planning purposes. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant, a permitted transferee or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate, unless otherwise permitted and approved by the Board or Committee.

(v)   Term of Awards.

The term of each Award shall be for such   period as may be determined by the Board or the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(vi)   Share Certificates.

All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board or the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Board or the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION VII

AMENDMENT & TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)   Amendments to the Plan.

The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other Person.

(b)   Amendments to Awards.

The Board and the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively, without the consent of any Participant, other holder or beneficiary of an Award.

(c)   Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events.

Except as provided in the following sentence, the Board and the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4 (b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board or the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available   under the Plan.

In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, neither the Board nor the Committee shall have authority to adjust the Award in any manner that would cause the Award to fail to meet the requirements of Section 162 (m).

(d)   Correction of Defects, Omissions, and Inconsistencies.

The Board and the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION VIII

GENERAL PROVISIONS

(a)           No Rights to Awards.

No Employee, Participant or other Person shall have any claim or right to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants, other holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)           Delegation.

The Board and the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by Employees, Consultants, or other holders or beneficiaries of Awards under the Plan who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and who also are not “covered employees” for purposes of Section 162(m) of the Code.

(c)           Withholding.

The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)           No Limit on other Compensation Arrangements.

Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)           No Right to Employment.

The grant of an Award to any Person shall not be construed as giving a Participant the right to remain an employee, director or consultant of the Company or any Affiliate. Further, the Company or an Affiliate may at any time terminate the service of any employee, director or consultant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)           Governing Law.

This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of California, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman, as well as applicable federal law.

(g)           Severability.

If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)           No Trust or Fund Created.

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)           No Fractional Shares.

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Share, or whether such fractional Shares of any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j)           Headings.

Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION IX

EFFECTIVE DATE OF THE PLAN

Subject to the approval of the shareholders of the Company, the Plan shall be effective April 7, 2009 (the “Effective Date”); provided, however, that to the extent that Awards are granted under the Plan before its approval by shareholders, the Awards will be contingent on approval of the Plan by the shareholders of the Company at an annual meeting, special meeting, or by written consent.

SECTION X

TERM OF THE PLAN

No Award shall be granted under the Plan more than 10 years after the Effective Date.

However, unless otherwise expressly provided in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board and the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

The foregoing 2009 Equity Incentive Plan was duly adopted and approved by the Board of Directors on April 7, 2009.